COLONIAL TRUST IV
                            LIBERTY [XYZ] INCOME FUND
                           LIBERTY [XYZ] BALANCED FUND
                            LIBERTY [XYZ] GROWTH FUND


                              MANAGEMENT AGREEMENT

         MANAGEMENT AGREEMENT ("Agreement"), made this ____ day of January, 1999, between COLONIAL TRUST IV, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), on its own behalf and on behalf of each of Liberty [XYZ] Income Fund, Liberty [XYZ] Balanced Fund, and Liberty [XYZ] Growth Fund (collectively, the "Funds"), and Liberty Asset Management Company, a corporation organized under the laws of the State of Delaware ("LAMCO").

         WHEREAS, the Trust has been organized as an open-end management investment company registered as such under the Investment Company Act of 1940, as amended ("Investment Company Act"), and is authorized to issue shares of beneficial interest in one or more separate series (each representing interests in a separate portfolio of securities and other assets), including the Funds;

         WHEREAS, each of the Funds invests all or substantially all of its assets in one or more other open-end mutual funds ("Underlying Liberty Funds") distributed by Liberty Funds Distributor, Inc. and managed by affiliates of LAMCO, as described in the Funds' prospectus as amended from time to time (the "Prospectus");

         WHEREAS, the Trust desires that LAMCO allocate each of the Fund's assets among shares of one or more Underlying Liberty Funds in accordance with its investment objective and policies as set forth in the Prospectus; and

         WHEREAS, LAMCO is registered as an investment adviser under the Investment Adviser's of 1940 (the "Investment Act Adviser's Act"), and desires to provide services to the Trust and the Funds, in the manner contemplated above, in consideration of and on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the Trust, on its own behalf and on behalf of each of the Funds, and LAMCO hereby agree as follows:

         1.       Services to be provided by LAMCO.

         A.       Asset Allocation Services.

                  LAMCO shall allocate and reallocate from time to time, in its sole discretion, the assets of each Fund among one or more Underlying Liberty Funds as it deems appropriate giving consideration to such Fund's investment objective, and shall render regular reports to the Board of Trustees of the Trust relating to the performance of such duties.

         B. Provision of Information Necessary for Preparation of Registration Statement Amendments and Other Materials.

                  LAMCO will make available and provide such information relating to itself and the Funds as the Trust may reasonably request for use in the preparation of its Registration Statement, reports and other documents required by federal laws and any securities and insurance laws of the states and other jurisdictions in which shares of the Funds are sold.

         C.       Other Services.

                  LAMCO shall make its officers and employees available to the Trustees and officers of the Trust for consulting and discussions regarding the management of the Funds and their investment activities.

         2. Expenses of the Trust.

                  It is understood that LAMCO shall not be obligated to bear any expenses incidental to the operations and business of the Trust or its funds (including the Funds), and that the Trust (or each of its funds (including the Funds), where applicable) will pay, or will enter into arrangements that require third parties to pay, all of the expenses of the Trust or such funds, including without limitation:

                  A.       Advisory, sub-advisory and administrative fees;

                  B.       Fees for services of independent public accountants;

                  C.       Legal and consulting fees;

                  D. Fees for transfer agent, custodian and portfolio pricing, recordkeeping and tax information services;

                  E. Expenses of periodic calculations of the net asset values of the funds of the Trust (including the Funds) and of equipment for communication among such funds' custodian, transfer agent and others;

                  F. Taxes and the preparation of the tax returns of the funds of the Trust (including the Funds);

                  G.       Brokerage fees and commissions;

                  H.       Interest;

                  I.       Costs of Board of Trustees and shareholder meetings;

                  J. Updates and printing of prospectuses, proxy statements and reports to shareholders;

                  K. Fees for filing reports with regulatory bodies and the maintenance of the Trust's existence;

                  L.       Membership dues for industry trade associations;

                  M. Fees to federal authorities for the registration of the shares of the funds of the Trust (including the Funds);

                  N. Fees and expenses of Trustees who are not directors, officers, employees or stockholders of LAMCO or any of its affiliates;

                  O.       Distribution fees pursuant to Rule 12b-1;

                  P.       Insurance and fidelity bond premiums; and

                  Q.       Litigation   and  other   extraordinary   expenses
                           of  a non-recurring nature.

         3. Activities and Affiliates of the Manager.

                  A. The Trust acknowledges that LAMCO or one or more of its affiliates may have investment or administrative responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities, and that LAMCO, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in securities for its or their respective accounts ("Affiliated Accounts"). The Trust agrees that LAMCO or its affiliates may give advice or exercise investment responsibility and take such other action with respect to Affiliated Accounts which may differ from the advice given or the timing or nature of action with respect to the Funds, provided that it acts in good faith. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Funds may have an interest.

                  B. Subject to and in accordance with the Declaration of Trust and By-Laws of the Trust as currently in effect and the Investment Company Act and the rules thereunder, it is understood that Trustees, officers and agents of the Trust and shareholders of the Trust are or may be interested persons as defined by the Investment Company Act of LAMCO or of its affiliates as directors, officers, agents and shareholders thereof; that directors, officers, agents and shareholders of LAMCO or of its affiliates are or may be interested persons of the Trust as Trustees, officers, agents, shareholders or otherwise; LAMCO its affiliates may be interested persons of the Trust as shareholders or otherwise; and that the effect of any such interests shall be governed by said Declaration of Trust and By-Laws and the Investment Company Act and the rules thereunder.

         4. Compensation of LAMCO.

         For all  services to be rendered by LAMCO  pursuant to this  Agreement,
(a) the Trust, on its own behalf and on behalf of each Fund, will pay LAMCO monthly in arrears a fee at an annual rate equal to ____% of the net asset value of such Fund. Such fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly on or before the tenth day of the following calendar month. The daily accruals of the fee will be computed by (i) multiplying the annual percentage rate referred to above by the fraction the numerator of which is one and the denominator of which is the number of calendar days in the year, and (ii) multiplying the product obtained pursuant to clause
(i) above by the net asset value of each Fund as determined in accordance with the Prospectus as of the previous business day on which such Fund was open for business. The foregoing fee shall be prorated for any month during which this Agreement is in effect for only a portion of the month.

         5. Liabilities of LAMCO.

                  A. Except as provided below, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of LAMCO, LAMCO shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

                  B. No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or LAMCO, as the case may be, from liability in violation of Sections 17(h) and (i) of the Investment Company Act.

         6.       Effective Date:  Term.

         This Agreement shall become effective on the date hereof and shall continue until ___________, 2001, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by a vote of the Trustees, including the vote of a majority of the Trustees who are not interested persons of the Trust, cast in person at a meeting called for the purpose of voting on such approval, or by vote of a majority of the outstanding voting securities. The aforesaid provision shall be construed in a manner consistent with the Investment Company Act and the rules and regulations thereunder.

         7.       Assignment.

         No assignment of this Agreement shall be made by LAMCO, and this Agreement shall terminate automatically in the event of any such assignment. LAMCO shall notify the Trust in writing in advance of any proposed change of control with respect to it to enable the Trust to take the steps necessary to enter into a new advisory contract.

         8.       Amendment

                  This Agreement may be amended at any time, but only by written agreement between LAMCO and the Trust, which is subject to the approval of the Trustees of the Trust and the shareholders of any affected Fund in the manner required by the Investment Company Act and the rules thereunder.

         9.       Termination.

         This Agreement:

                  (a) may at any time be terminated without payment of any penalty, by the Trust (by the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund) on sixty
                           (60) days' written notice to LAMCO;

                  (b) shall immediately terminate in the event of its assignment; and

                  (c) may be terminated by LAMCO on sixty (60) days written notice to the other parties hereto.

         10.      Definitions.

         As used in this Agreement, the terms "affiliated person," "assignment," "control," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

         11.      Notice.

         Any notice under this Agreement shall be given in writing addressed and delivered or mailed postpaid to the other party to this Agreement at its principal place of business.

         12.      Severability.

         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         13.      Shareholder Liability.

         LAMCO is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more Funds, the obligations thereunder shall be limited to the respective assets of such Funds. LAMCO further agrees that it shall not seek satisfaction of any such obligation from the shareholders of the Funds, nor from the Trustees or any individual Trustee of the Trust.

         14.      Governing Law.

         This Agreement shall be interpreted under, and the performance of LAMCO under this Agreement shall be consistent with, the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust, the terms of the Investment Company Act, applicable rules and regulations thereunder, the Code and regulations thereunder, and the Trust's Prospectus and Statement of Additional Information in so far as they relate to the Funds, in each case as from time to time in effect. The provisions of this Agreement shall be construed and interpreted in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of laws rules or provisions that would result in the application of the domestic substantive laws of any other jurisdiction; provided, however, that if such law or any of the provisions of this Agreement conflict with the applicable provisions of the Investment Company Act, the latter shall control.

         15.      Use of Manager's Name.

         The Funds may use the names "__________" or any other name derived from such names only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect. At such time as this Agreement or any extension, renewal or amendment hereof, or each such other similar successor organization agreement shall no longer be in effect, the Trust will cause the Funds to cease to use any name derived from any such names similar thereto, or any other name indicating the Funds are managed by or otherwise connected with the LAMCO, or with any organization which shall have succeeded to LAMCO's business as investment advisor or manager.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have duly executed this agreement on the date first above written.

                                    COLONIAL TRUST IV,
                                    on its own behalf and on behalf of each of Liberty [XYZ] Income Fund, Liberty [XYZ] Balanced Fund, and Liberty [XYZ] Growth Fund


                                By: __________________________________
                                     Title:


                                    LIBERTY ASSET MANAGEMENT COMPANY


                                By: ___________________________________
                                     Title: